Exhibit 10.7

Stockholder’s and Registration Rights Agreement

by and between

Windstream Services, LLC

and

Communications Sales & Leasing, Inc.

Dated as of April 24, 2015

i

STOCKHOLDER’S AND REGISTRATION RIGHTS AGREEMENT

This Stockholder’s and Registration Rights Agreement (this “Agreement”) is made as of April 24, 2015 by and between Windstream Services, LLC, a Delaware limited liability company (“Windstream”), and Communications Sales & Leasing, Inc., a Maryland corporation and wholly owned subsidiary of Windstream (“CS&L”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Section 1.01.

RECITALS

A. Pursuant to the Separation and Distribution Agreement, dated as of March 26, 2015 (the “Separation and Distribution Agreement”), by and among Windstream Holdings, Inc., a Delaware corporation (“WHI”), Windstream and CS&L, Windstream will distribute to WHI and WHI will thereafter distribute to WHI’s stockholders (together, the “Distribution”), at least 80.1% of the outstanding shares of common stock, par value $0.0001 per share, of CS&L (the “Common Stock”).

B. Windstream or any of its Affiliates to whom such shares may be transferred pursuant to the terms of this Agreement may Sell those shares of Common Stock that Windstream receives pursuant to the Separation and Distribution Agreement but that are not distributed in the Distribution (the “Retained Shares”) through one or more transactions, including pursuant to one or more transactions registered under the Securities Act.

C. CS&L desires to grant to the WHI Group the Registration Rights for the Retained Shares and other Registrable Securities, subject to the terms and conditions of this Agreement.

D. The WHI Group desires to grant CS&L a proxy to vote the Retained Shares in proportion to the votes cast by CS&L’s other stockholders and to agree to certain related restrictions, subject to the terms and conditions of this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, when used with respect to a specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. As used in this definition, the term “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise. Notwithstanding the foregoing, it is expressly agreed that, from and after the Distribution Date, no member of the CS&L Group shall be deemed to be an Affiliate of any member of the WHI Group, and no member of the WHI Group shall be deemed to be an Affiliate of any member of the CS&L Group.

“Agreement” has the meaning set forth in the preamble.

“Ancillary Filings” has the meaning set forth in Section 2.03(a)(i).

“Blackout Notice” has the meaning set forth in Section 2.01(d).

“Blackout Period” has the meaning set forth in Section 2.01(d).

“Board” means the board of directors of CS&L.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions doing business in New York, New York are authorized or obligated by law or required by executive order to be closed.

“Common Stock” has the meaning set forth in the recitals.

“CS&L” has the meaning set forth in the preamble and shall include CS&L’s successors by merger, acquisition, reorganization or otherwise.

“CS&L Group” means CS&L, each Subsidiary of CS&L immediately after the Distribution Date and each Affiliate of CS&L immediately after the Distribution Date (in each case, other than any member of the WHI Group).

“CS&L Public Sale” has the meaning set forth in Section 2.02(a).

“Debt” means any indebtedness of any member of the WHI Group, including debt securities, notes, credit facilities, credit agreements and other debt instruments, including, in each case, any amounts due thereunder.

“Debt Exchanges” means one or more Public Debt Exchanges or Private Debt Exchanges.

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Disadvantageous Condition” has the meaning set forth in Section 2.01(d).

“Dispute” has the meaning set forth in Section 4.03(a).

“Distribution” has the meaning set forth in the recitals.

“Distribution Date” means the date and time at which the Distribution occurs.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Exchange Offer” means an exchange offer of Registrable Securities for outstanding securities of a Holder.

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

“Group” means the WHI Group or the CS&L Group, as applicable.

“Holder” means any member of the WHI Group, so long as such Person holds any Registrable Securities, and any Permitted Transferee, so long as such Person holds any Registrable Securities.

“Indemnifying Party” has the meaning set forth in Section 2.07(c).

“Indemnitee” has the meaning set forth in Section 2.07(c).

“Initiating Holder” has the meaning set forth in Section 2.01(a).

“Loss” and “Losses” have the meaning set forth in Section 2.07(a).

“Offering Confidential Information” means, with respect to a Piggyback Registration, (i) CS&L’s plan to file the relevant Registration Statement and engage in the offering so registered, (ii) any information regarding the offering being registered (including the potential timing, price, number of shares, underwriters or other counterparties, selling stockholders or plan of distribution) and (iii) any other information (including information contained in draft supplements or amendments to offering materials) provided to any Holders by CS&L (or by third parties) in connection with a Piggyback Registration; provided, that Offering Confidential Information shall not include information that (x) was or becomes generally available to the public (including as a result of the filing of the relevant Registration Statement) other than as a result of a disclosure by any Holder, (y) was or becomes available to any Holder from a source not bound by any confidentiality agreement with CS&L or (z) was otherwise in such Holder’s possession prior to it being furnished to such Holder by CS&L or on CS&L’s behalf.

“Other Holders” has the meaning set forth in Section 2.01(f).

“Participating Banks” means such investment banks that engage in any Debt Exchange with one or more members of the WHI Group.

“Permitted Transferee” means any Transferee and any Subsequent Transferee.

“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Piggyback Registration” has the meaning set forth in Section 2.02(a).

“Private Debt Exchange” means a private exchange pursuant to which one or more members of the WHI Group shall Sell some or all of their Registrable Securities to one or more Participating Banks in exchange for Debt in a transaction or transactions not required to be registered under the Securities Act.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Public Debt Exchange” means a public exchange pursuant to which one or more members of the WHI Group shall Sell some or all of their Registrable Securities to one or more Participating Banks in exchange for Debt in a transaction or transactions registered under the Securities Act.

“Registrable Securities” means the Retained Shares and any shares of Common Stock or other securities issued with respect to, in exchange for, or in replacement of such Retained Shares (including (i) any and all securities of CS&L into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by CS&L and (ii) any and all securities of any kind whatsoever of CS&L or any successor or permitted assign of CS&L (whether by merger, consolidation, sale of assets or otherwise) which may be issued on or after the date hereof in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock), in each case as appropriately adjusted for any stock dividends, or other distributions, stock splits or reverse stock splits, combinations, recapitalizations, mergers, consolidations, exchange offers or other reorganizations occurring after the date hereof; provided, that the term “Registrable Securities” excludes any security (i) the offering and Sale of which has been registered effectively under the Securities Act and which has been Sold in accordance with a Registration Statement, (ii) that has been Sold by a Holder in a transaction or transactions exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(a)(1) thereof (including transactions pursuant to Rule 144 but excluding any Private Debt Exchange) such that the further Sale of such securities by the transferee or assignee is not restricted under the Securities Act or (iii) that has been Sold by a Holder in a transaction in which such Holder’s rights under this Agreement are not, or cannot be, assigned.

“Registration” means a registration with the SEC of the offer and Sale to the public of any Registrable Securities under a Registration Statement. The terms “Register” and “Registering” shall have correlative meanings.

“Registration Expenses” means all expenses incident to the CS&L Group’s performance of or compliance with this Agreement, including all (i) registration, qualification and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications within the United States of any Registrable Securities being registered), (iii) printing expenses, messenger, telephone and delivery expenses, (iv) internal expenses of the CS&L Group (including all salaries and expenses of employees of members of the CS&L Group performing legal or accounting duties), (v) fees and disbursements of counsel for CS&L and customary fees and expenses for independent certified public accountants retained by the CS&L Group (including the expenses of any comfort letters or costs associated with the delivery by the CS&L Group members’ independent certified public accountants of comfort letters customarily requested by underwriters) and (vi) fees and expenses of listing any Registrable Securities on any securities exchange on which the shares of Common Stock are then listed and Financial Industry Regulatory Authority registration and filing fees; but excluding any fees or disbursements of any Holder, all expenses incurred in connection with the printing, mailing and delivering of copies of any Registration Statement, any Prospectus, any other offering documents and any amendments and supplements thereto to any underwriters and dealers; any underwriting discounts, fees or commissions attributable to the offer and Sale of any Registrable Securities; any fees and expenses of the underwriters or dealer managers, the cost of preparing, printing or producing any agreements among underwriters, underwriting agreements and blue sky or legal investment memoranda, any selling agreements and any other similar documents in connection with the offering, Sale, distribution or delivery of the Registrable Securities or other shares of Common Stock to be sold, including any fees of counsel for any underwriters in connection with the qualification of the Registrable Securities or other shares of Common Stock to be Sold for offering and Sale or distribution under state securities laws, any stock transfer taxes, and out-of-pocket costs and expenses relating to any investor presentations on any “road show” presentations undertaken in connection with marketing of the Registrable Securities and any fees and expenses of any counsel to the Holders, underwriters or dealer managers.

“Registration Period” has the meaning set forth in Section 2.01(c).

“Registration Rights” means the rights of the Holders to cause CS&L to Register Registrable Securities pursuant to Article II.

“Registration Statement” means any registration statement of CS&L filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference into such registration statement. For the avoidance of doubt, it is acknowledged and agreed that such Registration Statement may be on any form that shall be applicable, including Form S-11, Form S-3 or Form S-4 and may be a Shelf Registration Statement.

“Retained Shares” has the meaning set forth in the recitals.

“Sale” means the direct or indirect transfer, sale, assignment or other disposition of a security. The terms “Sell” and “Sold” shall have correlative meanings.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Separation and Distribution Agreement” has the meaning set forth in the recitals.

“Shelf Registration Statement” means a Registration Statement of CS&L for an offering of Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or similar provisions then in effect).

“Subsequent Transferee” has the meaning set forth in Section 4.06(b).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (x) the total combined voting power of all classes of voting securities of such Person, (y) the total combined equity interests or (z) the capital or profit interests, in the case of a partnership, or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Transferee” has the meaning set forth in Section 4.06(b).

“Underwritten Offering” means a Registration in which Registrable Securities are Sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“WHI” has the meaning set forth in the preamble and shall include WHI’s successors by merger, acquisition, reorganization or otherwise.

“WHI Group” means WHI, each Subsidiary of WHI immediately after the Distribution Date and each Affiliate of WHI immediately after the Distribution Date (in each case other than any member of the CS&L Group).

“Windstream” has the meaning set forth in the preamble and shall include Windstream’s successors by merger, acquisition, reorganization or otherwise.

Section 1.02 Interpretation.

In this Agreement, unless the context clearly indicates otherwise:

(a) words used in the singular include the plural, and words used in the plural include the singular;

(b) references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and a reference to such Person’s “Affiliates” or “Subsidiaries” shall be deemed to mean such Person’s Affiliates or Subsidiaries, as applicable, following the Distribution Date;

(c) any reference to any gender includes the other gender and the neuter;

(d) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(e) the words “shall” and “will” are used interchangeably and have the same meaning;

(f) the word “or” shall have the inclusive meaning represented by the phrase “and/or”;

(g) any reference to any Article, Section, Exhibit or Schedule means such Article or Section of, or such Exhibit or Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(h) the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision of this Agreement;

(i) any reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(j) any reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(k) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;

(l) the table of contents and titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement;

(m) any portion of this Agreement obligating a party to take any action or refrain from taking any action, as the case may be, shall mean that such party shall also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be;

(n) the language of this Agreement shall be deemed to be the language the parties hereto have chosen to express their mutual intent, and no rule of strict construction shall be applied against any party; and

(o) except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be performed or given timely if performed or given on the next succeeding Business Day.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Registration.

(a) Prior to the fifth anniversary of the Distribution Date, the WHI Group or, following the Sale or Transfer by the WHI Group of at least 90% of the Registrable Securities owned by it on the date of this Agreement, any Holders acting together which collectively hold 10% or more of the then outstanding Registrable Securities (collectively, the “Initiating Holder”) shall have the right to request that CS&L file a Registration Statement, on behalf of itself or, in the case of the WHI Group, on behalf of the Participating Banks, with the SEC on the appropriate registration form for all or part of the Registrable Securities held by such Initiating Holder, by delivering a written request thereof to CS&L specifying the number of Registrable Securities such Initiating Holder wishes to register (a “Demand Registration”); provided, that Holders may not make more than one Demand Registration during any 90-day period prior to the first anniversary of the Distribution Date and not more than two Demand Registrations during any subsequent 365-day period (unless, with respect to any such Demand Registration, such Demand Registration is withdrawn prior to the filing of a Registration Statement or the Registration effected pursuant thereto becomes subject to a Blackout Period, in each case pursuant to Section 2.01(d)). CS&L shall (i) within five days of the receipt of a Demand Registration, give written notice of such Demand Registration to all Holders of Registrable Securities (other than the Initiating Holder), (ii) use its reasonable best efforts to prepare and file the Registration Statement as expeditiously as possible but in any event within 30 days of such request, and (iii) use its reasonable best efforts to cause the Registration Statement to become effective in respect of such Demand Registration in accordance with the intended method of distribution set forth in the written request delivered by the Initiating Holder. CS&L shall include in such Registration all Registrable Securities with respect to which CS&L receives, within the 10 days immediately following the receipt by the Holder(s) of such notice from CS&L, a request for inclusion in the Registration from the Holder(s) thereof. Each such request from a Holder of Registrable Securities for inclusion in the Registration shall also specify the aggregate amount of Registrable Securities proposed to be Registered. The Initiating Holder may request that the Registration Statement be on any appropriate form, including Form S-11 in the case of secondary equity offerings, Form S-4 in the case of an Exchange Offer or a Shelf Registration Statement, and CS&L shall effect the Registration on the form so requested.

(b) The Holders may collectively make a total of two Demand Registration requests pursuant to Section 2.01(a) (including any exercise of rights to Demand Registration transferred pursuant to Section 4.06 and including any exercise of rights to Demand Registration made pursuant to any registration rights agreement entered into pursuant to Section 2.05).

(c) CS&L shall be deemed to have effected a Registration for purposes of this Section 2.01 if the Registration Statement is declared effective by the SEC or becomes effective upon filing with the SEC and remains effective until the earlier of (i) the date when all Registrable Securities thereunder have been Sold and (ii) 60 days from the effective date of the Registration Statement (or from the date the applicable Prospectus is filed with the SEC if CS&L is satisfying a request for a Demand Registration by filing a Prospectus under an effective Shelf Registration Statement) (the “Registration Period”). No Registration shall be deemed to have been effective if the conditions to closing specified in the underwriting agreement or dealer manager agreement, if any, entered into in connection with such Registration are not satisfied by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement or dealer manager agreement by any member of the CS&L Group. If during the Registration Period, such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority or the need to update or supplement the Registration Statement, the Registration Period shall be extended on a day-for-day basis for any period in which the Holder(s) is unable to complete an offering as a result of such stop order, injunction or other order or requirement of the SEC or other Governmental Authority.

(d) With respect to any Registration Statement, whether filed or to be filed pursuant to this Agreement, if CS&L shall reasonably determine, upon the good faith advice of legal counsel, that maintaining the effectiveness of such Registration Statement or filing an amendment or supplement thereto (or, if no Registration Statement has yet been filed, filing such a Registration Statement) would require the public disclosure of material nonpublic information concerning any transaction or negotiations involving CS&L or any of its consolidated Subsidiaries that would require the public disclosure of material non-public information concerning any transaction or negotiations involving CS&L or any of its consolidated subsidiaries that would materially interfere with such transaction or negotiations (a “Disadvantageous Condition”), CS&L may, for the shortest period reasonably practicable, and in any event for not more than 30 consecutive calendar days (a “Blackout Period”), notify the Holders whose offers and Sales of Registrable Securities are covered (or to be covered) by such Registration Statement (a “Blackout Notice”) that such Registration Statement is unavailable for use (or will not be filed as requested). Upon the receipt of any such Blackout Notice, the Holders shall forthwith discontinue use of the Prospectus contained in any effective Registration Statement; provided, that, if at the time of receipt of such Blackout Notice any Holder shall have Sold its Registrable Securities (or have signed a firm commitment underwriting agreement with respect to the purchase of such shares) and the Disadvantageous Condition is not of a nature that would require a post-effective amendment to the Registration Statement, then CS&L shall use its reasonable best efforts to take such action as to eliminate any restriction imposed by federal securities laws on the timely delivery of such Registrable Securities to the extent permitted under such applicable laws prior to disclosure of material information relating to such Disadvantageous Condition. When any Disadvantageous Condition as to which a Blackout Notice has been previously delivered shall cease to exist, CS&L shall as promptly as reasonably practicable notify the Holders and take such actions in respect of such Registration Statement as are otherwise required by this Agreement. The effectiveness period for any Demand Registration for which CS&L has given notice of a Blackout Period shall be increased by the length of time of such Blackout Period. CS&L shall not impose, in any 365-day period, more than two Blackout Periods; such Blackout Periods shall not be permitted to run consecutively; and such Blackout Periods may not be prompted by the same Disadvantageous Condition. If CS&L declares a

Blackout Period with respect to a Demand Registration for a Registration Statement that has not yet been declared effective, (i) the Holders may by notice to CS&L withdraw the related Demand Registration request without such Demand Registration request counting against the number of Demand Registration requests permitted to be made under Section 2.01(b) and (ii) the Holders shall not be responsible for any of CS&L’s related Registration Expenses.

(e) If the Initiating Holder so indicates at the time of its request pursuant to Section 2.01(a), such offering of Registrable Securities shall be in the form of an Underwritten Offering or an Exchange Offer, and CS&L shall include such information in the written notice to the Holders required under Section 2.01(a). In the event that the Initiating Holder intends to Sell the Registrable Securities by means of an Underwritten Offering or Exchange Offer, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such Underwritten Offering or Exchange Offer and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering or the Exchange Offer to the extent provided herein. The Holders of a majority of the outstanding Registrable Securities being included in any Underwritten Offering or Exchange Offer shall select the underwriter(s) in the case of an Underwritten Offering or the dealer manager(s) in the case of an Exchange Offer, provided that such underwriter(s) or dealer manager(s) are reasonably acceptable to CS&L.

(f) If the managing underwriter or underwriters of a proposed Underwritten Offering of Registrable Securities included in a Registration pursuant to this Section 2.01 inform(s) in writing the Holders participating in such Registration that, in its or their opinion, the number of securities requested to be included in such Registration exceeds the number that can be Sold in such offering without being reasonably likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included in such Registration shall be (i) reduced to the maximum number recommended by the managing underwriter or underwriters and (ii) allocated first to any members of the WHI Group participating in the Registration, and then pro rata among the other Holders, including the Initiating Holder (other than any member of the WHI Group), in proportion to the number of Registrable Securities each Holder has requested to be included in such Registration; provided, that the Initiating Holder may notify CS&L in writing that the Registration Statement shall be abandoned or withdrawn, in which event CS&L shall abandon or withdraw such Registration Statement. In the event the Initiating Holder notifies CS&L that such Registration Statement shall be abandoned or withdrawn prior to the filing of the Registration Statement, such Holder shall not be deemed to have requested a Demand Registration pursuant to Section 2.01(a), and CS&L shall not be deemed to have effected a Demand Registration pursuant to Section 2.01(c). If the amount of Registrable Securities to be underwritten has not been limited in accordance with the first sentence of this Section 2.01(f), CS&L and the holders of Common Stock or, if the Registrable Securities include securities other than Common Stock, the holders of securities of the same class of those securities included in the Registrable Securities, in each case, other than the Holders (“Other Holders”), may include such securities for their own account or for the account of Other Holders in such Registration if the underwriter(s) so agree and to the extent that, in the opinion of such underwriter(s), the inclusion of such additional amount will not adversely affect the offering of the Registrable Securities included in such Registration.

Section 2.02 Piggyback Registrations.

(a) Prior to the earlier to occur of the fifth anniversary of the Distribution Date or the date on which the Registrable Securities then held by the Holder(s) represents less than 1% of CS&L’s then-issued and outstanding Common Stock (or, if the Registrable Securities include securities other than Common Stock, less than 1% of CS&L’s then-issued and outstanding securities of the same class as the securities included in the Registrable Securities), if CS&L proposes to file a Registration Statement (other than a Shelf Registration) or a Prospectus supplement filed pursuant to a Shelf Registration Statement under the Securities Act with respect to any offering of such securities for its own account and/or for the account of any Person (other than (i) a Registration under Section 2.01, (ii) a Registration pursuant to a Registration Statement on Form S-8 or on Form S-4 or similar form that relates to a transaction subject to Rule 145 under the Securities Act, (iii) in connection with any dividend reinvestment or similar plan, (iv) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction or (v) a Registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered) (each, a “CS&L Public Sale”), then, as soon as practicable, but in any event not less than 15 days prior to the proposed date of filing such Registration Statement, CS&L shall give written notice of such proposed filing to each Holder, and such notice shall offer such Holders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (each, a “Piggyback Registration”). Subject to Section 2.02(b) and Section 2.02(c), CS&L shall use its commercially reasonable efforts to include in a Registration Statement with respect to a CS&L Public Sale all Registrable Securities that are requested to be included therein within five Business Days after the receipt of any such notice; provided, however, that if, at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, CS&L shall determine for any reason not to Register or to delay Registration of the CS&L Public Sale, CS&L may, at its election, give written notice of such determination to each such Holder and, thereupon, (x) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration, without prejudice, however, to the rights of any Holder to request that such Registration be effected as a Demand Registration under Section 2.01 and (y) in the case of a determination to delay Registration, shall be permitted to delay Registering any Registrable Securities for the same period as the delay in Registering such other shares of Common Stock in the CS&L Public Sale. No Registration effected under this Section 2.02 shall relieve CS&L of its obligation to effect any Demand Registration under Section 2.01.

(b) In the case of any Underwritten Offering, each Holder shall have the right to withdraw such Holder’s request for inclusion of its Registrable Securities in such Underwritten Offering pursuant to Section 2.02(a) at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to CS&L of such Holder’s request to withdraw and, subject to the preceding clause, each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

(c) If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of Registrable Securities included in a Piggyback Registration informs CS&L and each Holder in writing that, in its or their opinion, the number of securities of such class that such Holder and any other Persons intend to include in such offering exceeds the number that can be Sold in such offering without being reasonably likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, all securities of CS&L and any other Persons (other than CS&L’s executive officers and directors) for whom CS&L is effecting the Registration, as the case may be, proposes to Sell, (ii) second, the number, if any, of Registrable Securities of such class that, in the opinion of such managing underwriter or underwriters, can be Sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such Registration based on the relative number of Registrable Securities of such class requested by such Holder to be included in such Sale, (iii) third, the number of securities of executive officers and directors of CS&L for whom CS&L is effecting the Registration, as the case may be, with such number to be allocated pro rata among the executive officers and directors and (iv) fourth, any other securities eligible for inclusion in such Registration, allocated among the holders of such securities in such proportion as CS&L and those holders may agree.

(d) After a Holder has been notified of its opportunity to include Registrable Securities in a Piggyback Registration, such Holder (i) shall treat the Offering Confidential Information as confidential information, (ii) shall not use any Offering Confidential Information for any purpose other than to evaluate whether to include its Registrable Securities (or other shares of Common Stock) in such Piggyback Registration, (iii) shall not trade while aware of such Offering Confidential Information if such information shall constitute material non-public information unless and until such information shall become public or shall cease to be material, and (iv) shall not disclose any Offering Confidential Information to any Person other than such of its agents, employees, advisors and counsel as have a need to know such Offering Confidential Information, and to cause such agents, employees, advisors and counsel to comply with the requirements of this Section 2.02(d); provided, that any such Holder may disclose Offering Confidential Information if such disclosure is required by legal process, but such Holder shall cooperate with CS&L to limit the extent of such disclosure through protective order or otherwise, and to seek confidential treatment of the Offering Confidential Information.

Section 2.03 Registration Procedures.

(a) In connection with CS&L’s Registration obligations under Section 2.01 and Section 2.02, CS&L shall use its reasonable best efforts to effect such Registration to permit the offer and Sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable and, in connection therewith, CS&L shall, and shall cause the members of the CS&L Group to:

(i) prepare and file the required Registration Statement, including all exhibits and financial statements and, in the case of an Exchange Offer, any document required under Rule 425 or Rule 165 with respect to such Exchange Offer (collectively, the “Ancillary Filings”) required under the Securities Act to be filed therewith, and before filing with the SEC a Registration

Statement or Prospectus, or any amendments or supplements thereto, (A) furnish to the underwriters or dealer managers, if any, and to the Holders, copies of all documents prepared to be filed, which documents shall be subject to the review and comment of such underwriters or dealer managers and such Holders and their respective counsel, and provide such underwriters or dealers managers, if any, and such Holders and their respective counsel reasonable time to review and comment thereon and (B) not file with the SEC any Registration Statement or Prospectus or amendments or supplements thereto or any Ancillary Filing to which the Holders or the underwriters or dealer managers, if any, shall reasonably object;

(ii) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus and any Ancillary Filing as may be reasonably requested by the participating Holders;

(iii) promptly notify the participating Holders and the managing underwriters or dealer managers, if any, and, if requested, confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by any member of the CS&L Group (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, or any Ancillary Filing has been filed, (B) of any comments (written or oral) by the SEC or any request (written or oral) by the SEC or any other Governmental Authority for amendments or supplements to such Registration Statement, such Prospectus or any Ancillary Filing, or for any additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement, any order preventing or suspending the use of any preliminary or final Prospectus or any Ancillary Filing, or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties (written or oral) in any applicable underwriting agreement or dealer manager agreement cease to be true and correct in all material respects and (E) of the receipt by any member of the CS&L Group of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or Sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv) (A) promptly notify each participating Holder and the managing underwriter(s) or dealer manager(s), if any, when CS&L becomes aware of the occurrence of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Ancillary Filing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, or if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or any Ancillary Filing in order to comply with the Securities Act, and (B) in either case, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to each participating Holder and the underwriter(s) or dealer manager(s), if any, an amendment or supplement to such Registration Statement, Prospectus or Ancillary Filing that will correct such statement or omission or effect such compliance;

(v) use its reasonable best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

(vi) promptly (A) incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter(s) or dealer manager(s), if any, and the Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities and (B) make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii) furnish to each participating Holder and each underwriter or dealer manager, if any, without charge, as many conformed copies as such Holder or underwriter or dealer manager may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(viii) deliver to each participating Holder and each underwriter or dealer manager, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Holder or underwriter or dealer manager may reasonably request (it being understood that CS&L consents to the use of such Prospectus or any amendment or supplement thereto by each participating Holder and the underwriter(s) or dealer manager(s), if any, in connection with the offering and Sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such participating Holder or underwriter or dealer manager may reasonably request in order to facilitate the Sale of the Registrable Securities by such Holder or underwriter or dealer manager;

(ix) on or prior to the date on which the applicable Registration Statement is declared effective or becomes effective, use its reasonable best efforts to register or qualify, and cooperate with each participating Holder, the managing underwriter(s) or dealer manager(s), if any, and their respective counsel, in connection with the registration or qualification of, such Registrable Securities for offer and Sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any participating Holder or managing underwriter(s) or dealer manager(s), if any, or their respective counsel reasonably request, and in any foreign jurisdiction mutually agreeable to CS&L and the participating Holders, and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of offers and Sales and dealings in such jurisdictions for so long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided that CS&L will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject or conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of any such jurisdiction;

(x) in connection with any Sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with each participating Holder and the managing underwriter(s) or dealer manager(s), if any, to (A) if the Registrable Securities are certificated, facilitate the timely preparation and delivery of certificates representing Registrable Securities to be Sold and not bearing any restrictive Securities Act legends and (B) register such Registrable Securities in such denominations and such names as such participating Holder or the underwriter(s) or dealer manager(s), if any, may request at least two Business Days prior to such Sale of Registrable Securities; provided that CS&L may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

(xi) cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority Inc. (or any successor organization) and each securities exchange, if any, on which any of CS&L’s securities are then listed or quoted and on each inter-dealer quotation system or trading market on which any of CS&L’s securities are then quoted, and in the performance of any due diligence investigation by any underwriter or dealer manager (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of each such exchange, and use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s) or dealer manager(s), if any, to consummate the Sale of such Registrable Securities;

(xii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with the Depository Trust Company; provided, that CS&L may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

(xiii) obtain for delivery to and addressed to each participating Holder and to the underwriter(s) or dealer manager(s), if any, opinions from the general counsel of CS&L, dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement or, in the event of an Exchange Offer, the date of the closing under the dealer manager agreement or similar agreement or otherwise, and in each such case in customary form and content for the type of Underwritten Offering or Exchange Offer, as applicable;

(xiv) in the case of an Underwritten Offering or Exchange Offer, obtain for delivery to and addressed to CS&L and the managing underwriter(s) or dealer manager(s), if any, and, to the extent requested, each participating Holder, a comfort letter from CS&L’s independent registered public accounting firm in customary form and content for the type of Underwritten Offering or Exchange Offer, dated the date of execution of the underwriting agreement or dealer manager agreement or, if none, the date of commencement of the Exchange Offer, and brought down to the closing, whether under the underwriting agreement or dealer manager agreement, if applicable, or otherwise;

(xv) in the case of an Exchange Offer that does not involve a dealer manager, provide to each participating Holder such customary written representations and warranties or other covenants or agreements as may be requested by any participating Holder comparable to those that would be included in an underwriting or dealer manager agreement;

(xvi) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable, but in any event no later than 90 days, after the end of the 12-month period beginning with the first day of CS&L’s first quarter commencing after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement;

(xvii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xviii) cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of CS&L’s securities are then listed or quoted and on each inter-dealer quotation system or trading market on which any of CS&L’s securities are then quoted;

(xix) provide (A) each Holder participating in the Registration, (B) the underwriters (which term, for purposes of this Agreement, shall include any Person deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act), if any, of the Registrable Securities to be registered, (C) the Sale or placement agent therefor, if any, (D) the dealer manager therefor, if any, (E) counsel for such Holder, underwriters, agent, or dealer manager and (F) any attorney, accountant or other agent or representative retained by such Holder or any such underwriter or dealer manager, as selected by such Holder, in each case, the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment or supplement thereto; and for a reasonable period prior to the filing of such Registration Statement, upon execution of a customary confidentiality agreement, make available for inspection upon reasonable notice at reasonable times and for reasonable periods, by the parties referred to in clauses (A) through (F) above, all pertinent financial and other records, pertinent corporate and other documents and properties of the CS&L Group that are available to CS&L, and cause all of the CS&L Group’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available at reasonable times and for reasonable periods to discuss the business of CS&L and to supply all information available to CS&L reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence or other responsibility, subject to the foregoing; provided, that in no event shall any member of the CS&L Group be required to make available any information which the Board determines in good faith to be competitively sensitive or confidential. The recipients of such information shall coordinate with one another so that the inspection permitted hereunder will not unnecessarily interfere with the CS&L Group’s conduct of business. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of CS&L or its Affiliates unless and until such information is made generally available to the public by CS&L or such Affiliate or for any reason not related to the Registration of Registrable Securities;

(xx) in the case of an Underwritten Offering or Exchange Offer registering 20% or more of the original number of Retained Shares (as adjusted pursuant to Section 4.12), cause the senior executive officers of CS&L to participate at reasonable times and for reasonable periods in the customary “road show” presentations that may be reasonably requested by the managing underwriter(s) or dealer manager(s), if any, and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xxi) comply with all requirements of the Securities Act, Exchange Act and other applicable laws, rules and regulations, as well as all applicable stock exchange rules; and

(xxii) take all other customary steps reasonably necessary or advisable to effect the Registration and distribution of the Registrable Securities contemplated hereby.

(b) As a condition precedent to any Registration hereunder, CS&L may require each Holder as to which any Registration is being effected to furnish to CS&L such information regarding the distribution of such securities and such other information relating to such Holder, its ownership of Registrable Securities and other matters as CS&L may from time to time reasonably request in writing. Each such Holder agrees to furnish such information to CS&L and to cooperate with CS&L as reasonably necessary to enable CS&L to comply with the provisions of this Agreement. If a Holder fails to promptly provide the requested information after prior written notice of such request and the requested information is required by applicable law to be included in the Registration Statement, CS&L shall be entitled to refuse to include for registration such Holder’s Registrable Securities or other shares of Common Stock in the Registration Statement.

(c) Each Holder shall, as promptly as reasonably practicable, notify CS&L, at any time when a Prospectus is required to be delivered (or deemed delivered) under the Securities Act, of the occurrence of an event, of which such Holder has knowledge, relating to such Holder or its Sale of Registrable Securities thereunder requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) Windstream agrees (on behalf of itself and each member of the WHI Group), and any other Holder agrees by acquisition of such Registrable Securities, that, upon receipt of any written notice from CS&L of the occurrence of any event of the kind described in Section 2.03(a)(iv), such Holder will treat such notice as Offering Confidential Information and comply with Section 2.02(d), regardless of the nature of the Registration, and will forthwith discontinue Sale of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.03(a)(iv), or until such Holder is advised in writing by CS&L that the use of the Prospectus may be resumed. In the event CS&L shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice through the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.03(a)(iv) or is advised in writing by CS&L that the use of the Prospectus may be resumed.

Section 2.04 Underwritten Offerings or Exchange Offers.

(a) If requested by the managing underwriter(s) for any Underwritten Offering or dealer manager(s) for any Exchange Offer that is requested by Holders pursuant to a Demand Registration under Section 2.01, CS&L shall enter into an underwriting agreement or dealer manager agreement, as applicable, with such underwriter(s) or dealer manager(s) for such offering, such agreement to be reasonably satisfactory in substance and form to CS&L and the underwriter(s) or dealer manager(s) and, if the WHI Group is a participating Holder, to the WHI Group. Such agreement shall contain such representations and warranties by CS&L and such other terms as are generally prevailing in agreements of that type. Each Holder with Registrable Securities to be included in any Underwritten Offering or Exchange Offer by such underwriter(s) or dealer manager(s) shall enter into such underwriting agreement or dealer manager agreement at the request of CS&L, which agreement shall contain such reasonable representations and warranties by the Holder and such other reasonable terms as are generally prevailing in agreements of that type.

(b) In the event of a CS&L Public Sale involving an offering of Common Stock or other equity securities of CS&L in an Underwritten Offering (whether in a Demand Registration or a Piggyback Registration, whether or not the Holders participate therein), the Holders hereby agree, and, in the event of a CS&L Public Sale of Common Stock or other equity securities of CS&L in an Underwritten Offering or an Exchange Offer, CS&L shall agree, and it shall cause its executive officers and directors to agree, if requested by the managing underwriter or underwriters in such Underwritten Offering or by the Holder or the dealer manager or dealer managers, in an Exchange Offer, not to effect any Sale or distribution (including any offer to Sell, contract to Sell, short Sale or any option to purchase) of any securities (except, in each case, as part of the applicable Registration, if permitted hereunder) that are of the same type as those being Registered in connection with such public offering and Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning five days before, and ending 90 days (or such lesser period as may be permitted by CS&L or the participating Holder(s), as applicable, or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration (or, if later, the date of the Prospectus), to the extent requested by such selling Person or the managing underwriter or underwriters or dealer manager or dealer managers, subject to such exceptions as are customarily provided in covenants of this type. The participating Holders and CS&L, as applicable, also agree to execute an agreement evidencing the restrictions in this Section 2.04(b) in customary form, which form is reasonably satisfactory to CS&L or the participating Holder(s), as applicable, and the underwriter(s) or dealer manager(s), as applicable; provided that such restrictions may be included in the underwriting agreement or dealer manager agreement, if applicable. CS&L may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

(c) No Holder may participate in any Underwritten Offering or Exchange Offer hereunder unless such Holder (i) agrees to Sell such Holder’s securities on the basis provided in any underwriting arrangements or dealer manager agreements approved by CS&L or other Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, dealer manager agreements and other documents reasonably required under the terms of such underwriting arrangements or dealer manager agreements or this Agreement.

Section 2.05 Registration Rights Agreement with Participating Banks.

If one or more members of the WHI Group decides to engage in a Private Debt Exchange with one or more Participating Banks, CS&L shall enter into a registration rights agreement with the Participating Banks in connection with such Private Debt Exchange on terms and conditions consistent with this Agreement providing any such Participating Bank with Registration-related right and obligations consistent with those provided to the WHI Group pursuant to this Agreement (other than the voting provisions contained in Article III hereof) and reasonably satisfactory to CS&L and the WHI Group. Unless and until such additional registration rights agreement is entered into by CS&L and a Participating Bank, such Participating Bank shall be entitled to the rights of a Transferee under this Agreement. Each exercise of rights to Demand Registration made pursuant to any such registration rights agreement entered into pursuant to this Section 2.05, or pursuant to any exercise of such rights by a Participating Bank in its capacity as a Transferee, shall count as a Demand Registration for purposes of Section 2.01(b).

Section 2.06 Registration Expenses Paid by CS&L.

In the case of any Registration of Registrable Securities required pursuant to this Agreement, CS&L shall pay all Registration Expenses regardless of whether the Registration Statement becomes effective; provided, however, that CS&L shall not be required to pay for any expenses of any Registration begun pursuant to Section 2.01 if the Demand Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be Registered (in which case all participating Holders shall bear such expenses pro rata in accordance with the number of Registrable Securities requested to be registered by each Holder), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one Demand Registration to which they have the right pursuant to Section 2.01(b).

Section 2.07 Indemnification.

(a) CS&L agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder whose shares are included in a Registration Statement, such Holder’s Affiliates and their respective officers, directors, agents, advisors, employees and each Person, if any, who controls (within the meaning of the Securities Act or the Exchange Act) such Holder, from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement under which the offering and Sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus (as defined in Rule 405 under the Securities Act) that CS&L has filed or is required to file pursuant to Rule 433(d) of the Securities Act or any Ancillary Filing, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such liability results from or arises out of (A) the fact that a current copy of the Prospectus was not sent or given to the Person asserting any such liability at or prior to the written confirmation of the Sale of the Registrable Securities concerned to such Person if it is determined by a court of competent jurisdiction in a final and non-appealable judgment that CS&L has provided such Prospectus and it was the responsibility of such Holder or its agents to provide such Person with a current copy of the Prospectus and such current copy of the Prospectus would have cured the defect giving rise to such liability, (B) the use of any Prospectus by or on behalf of any Holder after CS&L has notified such Person (x) that such Prospectus contains or incorporates by reference an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) that a stop order has been issued by the SEC with respect to a Registration Statement or (z) that a Disadvantageous Condition exists, or (C) information furnished in writing by such Holder or on such Holder’s behalf, in either case expressly for use in such Registration Statement, Prospectus, free writing prospectus or Ancillary Filing relating to such Holder’s Registrable Securities. This indemnity shall be in addition to any liability CS&L may otherwise have, including under the Separation and Distribution Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Sale of such securities by such Holder.

(b) Each participating Holder whose Registrable Securities are included in a Registration Statement agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, CS&L, its directors, officers, agents, advisors, employees and each Person, if any, who controls (within the meaning of the Securities Act and the Exchange Act) CS&L from and against any and all Losses (i) arising out of or based upon information furnished in writing by such Holder or on such Holder’s behalf to CS&L, in either case expressly for use in a Registration Statement, Prospectus, free writing prospectus or Ancillary Filing relating to such Holder’s Registrable Securities or (ii) arising out of or based upon (A) the fact that a current copy of the Prospectus was not sent or given to the Person asserting any such liability at or prior to the written confirmation of the Sale of the Registrable Securities concerned to such Person if it is determined by a court of competent jurisdiction in a final and non-appealable judgment that it was the responsibility of such Holder or its agent to provide such Person with a current copy of the Prospectus and such current copy of the Prospectus would have cured the defect giving rise to such liability, or (B) the use of any Prospectus by or on behalf of any Holder after CS&L has notified such Person (x) that such Prospectus contains or incorporates by reference an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) that a stop order has been issued by the SEC with respect to a Registration Statement or (z) that a Disadvantageous Condition exists. This indemnity shall be in addition to any liability the participating Holder may otherwise have, including under the Separation and Distribution Agreement. In no event shall the liability of any participating Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such holder under the Sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of CS&L or any indemnified party.

(c) Any claim or action with respect to which a party (an “Indemnifying Party”) may be obligated to provide indemnification to any Person entitled to indemnification hereunder (an “Indemnitee”) shall be subject to the procedures for indemnification set forth in Section 7.7 of the Separation and Distribution Agreement.

(d) If for any reason the indemnification provided for in Section 2.07(a) or Section 2.07(b) is unavailable to an Indemnitee or insufficient to hold it harmless as contemplated by Section 2.07(a) or Section 2.07(b), then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnitee as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnitee on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. For the avoidance of doubt, the establishment of such relative fault, and any disagreements or disputes relating thereto, shall be subject to Section 4.03. Notwithstanding anything in this Section 2.07(d) to the contrary, no Indemnifying Party (other than CS&L) shall be required pursuant to this Section 2.07(d) to contribute any amount in excess of the amount by which the net proceeds received by such Indemnifying Party from the Sale of Registrable Securities in the offering to which the Losses of the Indemnitees relate (before deducting expenses, if any) exceeds the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.07(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.07(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an Indemnitee hereunder shall be deemed to include, for purposes of this Section 2.07(d), any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. If indemnification is available under this Section 2.07, the Indemnifying Parties shall indemnify each Indemnitee to the full extent provided in Section 2.07(a) and Section 2.07(b) without regard to the relative fault of said Indemnifying Parties or Indemnitee. Any Holders’ obligations to contribute pursuant to this Section 2.07(d) are several and not joint.

Section 2.08 Reporting Requirements; Rule 144.

Until the earlier of (a) the expiration or termination of this Agreement in accordance with its terms and (b) the date upon which the WHI Group ceases to own any Registrable Securities, CS&L shall use its commercially reasonable efforts to be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the

Exchange Act, and any other applicable laws or rules, and thereafter shall timely file such information, documents and reports as the SEC may require or prescribe under Sections 13, 14 and 15(d), as applicable, of the Exchange Act in order to enable the WHI Group to Sell Registrable Securities without registration under the Securities Act consistent with the exemptions from registration under the Securities Act provided by (i) Rule 144 or Regulation S under the Securities Act, as amended from time to time, or (ii) any similar SEC rule or regulation then in effect. From and after the date hereof through the earlier of the expiration or termination of this Agreement in accordance with its terms and the date upon which the WHI Group ceases to own any Registrable Securities, CS&L shall forthwith upon request furnish any Holder (x) a written statement by CS&L as to whether it has complied with such requirements and, if not, the specifics thereof, (y) a copy of the most recent annual or quarterly report of CS&L, and (z) such other reports and documents filed by CS&L with the SEC, as such Holder may reasonably request in availing itself of an exemption for the offering and Sale of Registrable Securities without registration under the Securities Act.

Section 2.09 Registration Rights Covenant.

CS&L covenants that it will not, and it will cause the members of the CS&L Group not to, grant any right of registration under the Securities Act relating to any of its shares of Common Stock or other securities to any Person other than pursuant to this Agreement, unless the rights so granted to another Person do not limit or restrict the right of the Holder(s) hereunder.

ARTICLE III

STOCKHOLDER’S AGREEMENT

Section 3.01 Voting of CS&L Common Stock.

(a) From the date of this Agreement and until the date that the WHI Group ceases to own any Retained Shares, Windstream shall, and shall cause each member of the WHI Group to (in each case, to the extent that it owns any Retained Shares), be present, in person or by proxy, at each and every CS&L stockholder meeting, and otherwise to cause all Retained Shares owned by them to be counted as present for purposes of establishing a quorum at any such meeting, and to vote or consent on any matter (including waivers of contractual or statutory rights), or cause to be voted or consented on any such matter, all such Retained Shares in proportion to the votes cast by the other holders of Common Stock on such matter.

(b) From the date of this Agreement and until the date that the WHI Group ceases to own any Retained Shares, Windstream hereby grants, and shall cause each member of the WHI Group (in each case, to the extent that it owns any Retained Shares) to grant, an irrevocable proxy, which shall be deemed coupled with an interest sufficient in law to support an irrevocable proxy to CS&L or its designees, to vote, with respect to any matter (including waivers of contractual or statutory rights), all Retained Shares owned by it in proportion to the votes cast by the other holders of Common Stock on such matter; provided, that (i) such proxy shall automatically be revoked as to a particular Retained Share upon any Sale of such Retained Share from a member of the WHI Group to a Person other than a member of the WHI Group and (ii) nothing in this Section 3.01(b) shall limit or prohibit any such Sale.

Section 3.02 Certain Additional Agreements.

(a) From the date of this Agreement and until the date that the WHI Group ceases to own any Retained Shares, no member of the WHI Group (excluding individuals serving as executive officers or directors) shall directly or indirectly (i) seek a seat on the board of directors of CS&L whether through formal nomination procedures under CS&L’s Articles of Amendment and Restatement and Amended and Restated Bylaws or otherwise, and the WHI Group shall not support any individual for nomination or election to the board of directors of CS&L (except pursuant to the proportional voting requirements set forth in Section 3.01); (ii) engage in proxy or written consent solicitations or contests or in any way participate in (other than by voting its shares of Common Stock in a way that does not violate this Agreement), any solicitation of any proxy, consent or other authority to vote any shares of Common Stock; (iii) submit a stockholder proposal or any other agenda item at or with respect to any stockholder meeting; or (iv) exercise any other rights as a stockholder of CS&L in a manner that is intended to influence or control the management, governance or policies of CS&L.

(b) From the date of this Agreement and until the date that the WHI Group ceases to own any Retained Shares, no member of the WHI Group (excluding individuals serving as executive officers or directors) shall purchase or otherwise acquire any shares of Common Stock other than (i) the Retained Shares, (ii) any and all securities of CS&L into which the Retained Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization by CS&L, (iii) any and all securities of any kind whatsoever of CS&L or any successor or permitted assign of CS&L (whether by merger, consolidation, sale of assets or otherwise) which may be issued on or after the date hereof in respect of, in conversion of, in exchange for or in substitution of, the Retained Shares, (iv) pursuant to stock dividends and stock splits and (v) any acquisitions allowed pursuant to the Employee Matters Agreement, dated April 24, 2015, between WHI and CS&L, in order for a member of WHI Group to acquire shares of Common Stock solely for the purpose of satisfying tax withholding obligations with respect to employees of WHI Group.

Section 3.03 Specific Performance.

(a) Windstream acknowledges and agrees (on behalf of itself and each member of the WHI Group) that CS&L will be irreparably damaged in the event any of the provisions of this Article III are not performed by Windstream in accordance with their terms or are otherwise breached. Accordingly, it is agreed that CS&L shall be entitled to an injunction to prevent breaches of this Article III and to specific enforcement of the provisions of this Article III in any action instituted in any court of the United States or any state having subject matter jurisdiction over such action.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Term.

This Agreement shall terminate upon the earlier of (a) five years after the Distribution Date, (b) the time at which all Registrable Securities are held by Persons other than Holders and (c) the time at which all Registrable Securities have been Sold in accordance with one or more Registration Statements; provided, that the provisions of Section 2.06 and Section 2.07 and this Article IV shall survive any such termination.

Section 4.02 Counterparts; Entire Agreement; Corporate Power.

(a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.

(b) This Agreement and the exhibit hereto contain the entire agreement between the parties with respect to the subject matter hereof, supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties with respect to such subject matter other than those set forth or referred to herein.

(c) Windstream represents on behalf of itself and each other member of the WHI Group, and CS&L represents on behalf of itself and each other member of the CS&L Group, as follows: (i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.

Section 4.03 Disputes.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, including the validity, interpretation, breach or termination hereof (a “Dispute”), shall be resolved in accordance with the procedures set forth in the Separation and Distribution Agreement, which shall be the sole and exclusive procedures for the resolution of any such Dispute unless otherwise specified in this Agreement or in the Separation and Distribution Agreement.

(b) This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the laws of the State of New York, including all matters of validity, construction, effect, enforceability, performance and remedies.

(c) THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO TRIAL BY JURY.

Section 4.04 Amendment.

No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of CS&L, if such waiver, amendment, supplement or modification is sought to be enforced against CS&L, or the Holders of a majority of the Registrable Securities, if such waiver, amendment, supplement or modification is sought to be enforced against one or more Holders.

Section 4.05 Waiver of Default.

Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of such party. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 4.06 Successors, Assigns and Transferees.

(a) This Agreement and all provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. CS&L may assign this Agreement at any time in connection with a sale or acquisition of CS&L, whether by merger, consolidation, sale of all or substantially all of CS&L’s assets, or similar transaction, without the consent of the Holders; provided, that the successor or acquiring Person agrees in writing to assume all of CS&L’s rights and obligations under this Agreement. Windstream may assign this Agreement to any member of the WHI Group or at any time in connection with a sale or acquisition of WHI or Windstream, whether by merger, consolidation, sale of all or substantially all of WHI’s or Windstream’s assets, or similar transaction, without the consent of CS&L.

(b) The WHI Group shall be permitted to Sell without restriction all or any portion of its Registrable Securities except that, because such Securities have not been registered under the Securities Act or any applicable state securities laws, it is agreed that such Securities may not be offered, Sold or transferred except (1) pursuant to the registration provisions of the Securities Act and applicable state securities laws, or (2) upon receipt by CS&L of a legal opinion reasonably acceptable to CS&L from counsel reasonably acceptable to CS&L, as well as such other documentation requested by CS&L, that registration under such laws is not required in connection with such offer, Sale or transfer. Upon any such Sale, The WHI Group shall be permitted to assign its Registration-related rights and obligations under this Agreement relating to the Registrable Securities Sold to the following transferees: (i) any member of the WHI Group to which Registrable Securities are Sold, (ii) one or more Participating Banks to which Registrable Securities are Sold and (iii) any transferee to which Registrable Securities representing at least 5% of CS&L’s then issued and outstanding shares of Common Stock are Sold, calculated on a fully diluted basis; provided, that, in each such case, (x) CS&L is given written notice prior to or at the time of such Sale stating the name and address of the transferee and identifying the securities with respect to which the Registration-related rights and obligations are being Sold and (y) the transferee executes a counterpart in the form attached hereto as Exhibit A and delivers the same to CS&L (any such transferee in such Sale, a “Transferee”). In connection with the Sale of Registrable Securities, a Transferee or Subsequent Transferee shall be permitted to Sell any portion of its Registrable Securities, if such Sale complies with all of the restrictions set forth in the first sentence of this Section 4.06(b). Upon any such Sale made in compliance with the terms set forth herein, a Transferee or Subsequent Transferee shall be permitted to assign its Registration-related rights and obligations under this Agreement relating to such Registrable Securities to the following subsequent transferees: (x) an Affiliate of such Transferee to which Registrable Securities are Sold, or (y) any transferee to which Registrable Securities representing at least 5% of CS&L’s then issued and outstanding shares of Common Stock are Sold, calculated on a fully diluted basis; provided that, in the cases of clauses (x) and (y), (i) CS&L is given written notice prior to or at the time of such Sale stating the name and address of the subsequent transferee and identifying the securities with respect to which the Registration-related rights and obligations are being assigned and (ii) the subsequent transferee executes a counterpart in the form attached hereto as Exhibit A and delivers the same to CS&L (any such subsequent transferee, a “Subsequent Transferee”). In all cases, the Registration Rights shall not be transferred unless the transferee thereof executes a counterpart attached hereto as Exhibit A and delivers the same to CS&L. Any transfers of Registrable Securities not made in accordance with the provisions of this Section 4.06 shall cause such securities to no longer be deemed to be Registrable Securities under this Agreement.

Section 4.07 Further Assurances.

In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable on its part under applicable laws, regulations and agreements, to consummate and make effective the transactions contemplated by this Agreement.

Section 4.08 Performance.

Windstream shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the WHI Group. CS&L shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the CS&L Group. Each party (including its permitted successors and assigns) further agrees that it shall (a) give timely notice of the terms, conditions and continuing obligations contained in this Section 4.08 to all of the other members of its Group and (b) cause all of the other members of its Group not to take, or omit to take, any action which action or omission would violate or cause such party to violate this Agreement.

Section 4.09 Notices.

All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.09):

If to Windstream, to:

Windstream Services, LLC

4001 Rodney Parham Road

Little Rock, Arkansas 72212

Attention: General Counsel

If to CS&L, to:

Communications Sales & Leasing, Inc.

10802 Executive Center Drive

Benton Building Suite 300

Little Rock, AR 72211

Attention: Chief Executive Officer

Any party may, by notice to the other party, change the address and contact person to which any such notices are to be given.

Section 4.10 Severability.

If any provision of this Agreement or the application hereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

Section 4.11 No Reliance on Other Party.

The parties hereto represent to each other that this Agreement is entered into with full consideration of any and all rights which the parties hereto may have. The parties hereto have relied upon their own knowledge and judgment and have conducted such investigations they and their in-house counsel have deemed appropriate regarding this Agreement and their rights in connection with this Agreement. The parties hereto are not relying upon any representations or statements made by any other party, or any such other party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement. The parties hereto are not relying upon a legal duty, if one exists, on the part of any other party (or any such other party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or its preparation, it being expressly understood that no party hereto shall ever assert any failure to disclose information on the part of any other party as a ground for challenging this Agreement or any provision hereof.

Section 4.12 Registrations, Exchanges, etc.

(a) Notwithstanding anything to the contrary that may be contained in this Agreement, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) any shares of Common Stock, now or hereafter authorized to be issued, (ii) any and all securities of CS&L into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by CS&L and (iii) any and all securities of any kind whatsoever of CS&L or any successor or permitted assign of CS&L (whether by merger, consolidation, sale of assets or otherwise) which may be issued on or after the date hereof in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock, and shall be appropriately adjusted for any stock dividends, or other distributions, stock splits or reverse stock splits, combinations, recapitalizations, mergers, consolidations, exchange offers or other reorganizations occurring after the date hereof.

Section 4.13 Mutual Drafting.

This Agreement shall be deemed to be the joint work product of the parties, and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives as of the date first above written.

Windstream Services, LLC

By:	/s/ Anthony W. Thomas
Name:	Anthony W. Thomas
Title:	President and CEO

Communications Sales & Leasing, Inc.

By:	/s/ Kenneth A. Gunderman
Name:	Kenneth A. Gunderman
Title:	President & CEO

[Signature Page to Stockholder’s and Registration Rights Agreement]

Exhibit A

Form of

Agreement to be Bound

THIS INSTRUMENT forms part of the Stockholder’s and Registration Rights Agreement (the “Agreement”), dated as of April 24, 2015 by and between Windstream Services, LLC, a Delaware limited liability company (“Windstream”), and Communications Sales & Leasing, Inc., a Maryland corporation. The undersigned hereby acknowledges having received a copy of the Agreement and having read the Agreement in its entirety, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agrees that the terms and conditions of the Agreement binding upon and inuring to the benefit of Windstream shall be binding upon and inure to the benefit of the undersigned and its successors and permitted assigns as if it were an original party to the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this instrument on this      day of                     , 20    .

(Signature of transferee)
Print name

A-1